    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1997

                                                    REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            DUKE ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                                               56-0205520
   (State or other jurisdiction                                     (I.R.S. Employer
of incorporation or organization)                                 Identification No.)

                            422 SOUTH CHURCH STREET
                            CHARLOTTE, NC 28242-0001
                                 (704) 594-0887

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            RETIREMENT SAVINGS PLAN
                                      AND
                        EMPLOYEES' STOCK OWNERSHIP PLAN
                           (Full title of the plans)

                RICHARD J. OSBORNE                                     JOHN SPUCHES
             EXECUTIVE VICE PRESIDENT                                DEWEY BALLANTINE
           AND CHIEF FINANCIAL OFFICER                         1301 AVENUE OF THE AMERICAS
             422 SOUTH CHURCH STREET                          NEW YORK, NEW YORK 10019-6092
       CHARLOTTE, NORTH CAROLINA 28242-0001                     TELEPHONE NO. 212-259-7700
            TELEPHONE NO. 704-382-5159

         (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                       CALCULATION OF REGISTRATION FEE

[CAPTION]

           TITLE OF                                           PROPOSED MAXIMUM          PROPOSED MAXIMUM
        SECURITIES TO                 AMOUNT TO BE             OFFERING PRICE           AGGREGATE OFFER-
       BE REGISTERED(1)                REGISTERED              PER SHARE (2)             ING PRICE (2)
Common Stock,
  without par value.........        1,000,000 shares            $48.90625               $48,906,250

           TITLE OF                    AMOUNT OF
        SECURITIES TO                 REGISTRATION
       BE REGISTERED(1)                   FEE
Common Stock,
  without par value.........            $14,821

(1) In addition, this Registration Statement also covers an indeterminate amount of interests to be offered or sold in connection with the Plans described herein pursuant to Rule 416(c) under the Securities Act of 1933, as amended.
(2) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on August 22, 1997.

     THERE ALSO ARE REGISTERED HEREUNDER SUCH ADDITIONAL INDETERMINATE NUMBER OF SHARES AS MAY BE ISSUED AS A RESULT OF THE ADJUSTMENT PROVISIONS OF THE PLANS.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     This Registration Statement on Form S-8 (the "Registration Statement") is being filed by Duke Energy Corporation (the "Company" or "Registrant") with respect to the Registrant's Retirement Savings Plan (the "Retirement Savings Plan") and the Registrant's Employees' Stock Ownership Plan (the "ESOP"; and together with the Retirement Savings Plan, the "Plans"), referred to on the cover of this Registration Statement. The document(s) containing the information required in Part I of this Registration Statement will be sent or given to each participant in the Retirement Savings Plan and each participant in the ESOP, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated herein by reference:

     (Bullet) Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996.

     (Bullet) Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1997 and June 30, 1997, as amended.

     (Bullet) Current reports on Form 8-K of the Company dated April 25, 1997,
              May 30, 1997, June 18, 1997 and June 27, 1997.

     (Bullet) Annual Report on Form 11-K of the Retirement Savings Plan for the fiscal year ended October 31, 1996.

     (Bullet) Annual Report on Form 11-K of the ESOP for the fiscal year ended
              December 31, 1996.

     (Bullet) The description of the Common Stock, without par value (the
              "Common Stock"), of the Company, which is contained in the Company's Registration Statement on Form S-4, Registration No. 333-23227, filed with the Commission on March 13, 1997, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of the Company permit indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the 1933 Act. In addition, the Registrant has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the 1933 Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

  EXHIBIT
  NUMBER                                                     DESCRIPTION
  4(a)        Retirement Savings Plan of the Registrant (incorporated by reference to Exhibit 10-X of the Registrant's
              Form 10-K for the year ended December 31, 1996, File No. 1-4928).
  4(b)        Employees' Stock Ownership Plan of the Registrant (incorporated by reference to Exhibit 10-E of the
              Registrant's Form 10-K for the year ended December 31, 1996, File No. 1-4928).
  4(c)        Restated Articles of Incorporation of Registrant, dated June 18, 1997 (incorporated by reference to
              Exhibit 4(G) of Form S-8 (Registration No. 333-29563) filed by the Registrant on June 19, 1997).
  4(d)        By-Laws of Registrant.
  5           Opinion of Peter C. Buck, Esq.
 23(a)        Independent Auditors' Consent of Deloitte & Touche LLP.
 23(b)        Independent Auditors' Consent of KPMG Peat Marwick LLP.
 23(c)        Consent of Peter C. Buck, Esq. (included in Exhibit 5).
 24(a)        Copy of power of attorney authorizing Robert S. Lilien and others to sign the Registration Statement on behalf of the Registrant and certain of its directors and officers.
 24(b)        Certified copy of resolution of the Board of Directors of the Registrant authorizing power of attorney.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 28th day of August, 1997.

                                         DUKE ENERGY CORPORATION
                                                   Registrant

                                         By              R. B. PRIORY
                                                         R. B. PRIORY
                                                      CHAIRMAN OF THE BOARD
                                                  AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                             TITLE                              DATE

                               R.B. PRIORY              Chairman of the Board and Chief Executive        August 28, 1997
                                                          Officer (Principal Executive Officer)

                          RICHARD J. OSBORNE            Executive Vice President and Chief Financial     August 28, 1997
                                                          Officer (Principal Financial Officer)

                           JEFFREY L. BOYER             Vice President and Corporate Controller          August 28, 1997
                                                          (Principal Accounting Officer)

                           PAUL M. ANDERSON                                                              August 28, 1997

                          G. ALEX BERNHARDT                                                              August 28, 1997

                            ROBERT J. BROWN                                                              August 28, 1997

                           WILLIAM A. COLEY                                                              August 28, 1997

                           WILLIAM T. ESREY             All of the Directors                             August 28, 1997

                          ANN MAYNARD GRAY                                                               August 28, 1997

                          DENNIS R. HENDRIX                                                              August 28, 1997

                            HAROLD S. HOOK                                                               August 28, 1997

                     GEORGE DEAN JOHNSON, JR.                                                            August 28, 1997

                      SIGNATURE                                             TITLE                              DATE
                              W.W. JOHNSON                                                               August 28, 1997

                               MAX LENNON                                                                August 28, 1997

                         LEO E. LINBECK, JR.                                                             August 28, 1997

                            JAMES G. MARTIN                                                              August 28, 1997

                               BUCK MICKEL                                                               August 28, 1997

                               R.B. PRIORY                                                               August 28, 1997

                      RUSSELL M. ROBINSON, II                                                            August 28, 1997

     Robert S. Lilien, by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                     ROBERT S. LILIEN
                                                     ROBERT S. LILIEN
                                                     ATTORNEY-IN-FACT

     Pursuant to the requirements of the Securities Act of 1933, the Duke Energy Corporation Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 28th day of August, 1997.

                                                 DUKE ENERGY CORPORATION
                                                 RETIREMENT SAVINGS PLAN

                                         By /s/         BARBARA B. ORR
                                                        BARBARA B. ORR
                                                  BENEFITS COMMITTEE CHAIR

                                                 DUKE ENERGY CORPORATION
                                             EMPLOYEES' STOCK OWNERSHIP PLAN

                                         By /s/         BARBARA B. ORR
                                                        BARBARA B. ORR
                                                  BENEFITS COMMITTEE CHAIR

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                        DESCRIPTION
  4(a)        Retirement Savings Plan of the Registrant (incorporated by reference to Exhibit 10-X of the Registrant's Form
              10-K for the year ended December 31, 1996, File No. 1-4928).
  4(b)        Employees' Stock Ownership Plan of the Registrant (incorporated by reference to Exhibit 10-E of the
              Registrant's Form 10-K for the year ended December 31, 1996, File No. 1-4928).
  4(c)        Restated Articles of Incorporation of Registrant, dated June 18, 1997 (incorporated by reference to Exhibit
              4(G) of Form S-8 (Registration No. 333-29563) filed by the Registrant on June 19, 1997).
  4(d)        By-Laws of Registrant.
  5           Opinion of Peter C. Buck, Esq.
 23(a)        Independent Auditors' Consent of Deloitte & Touche LLP.
 23(b)        Independent Auditors' Consent of KPMG Peat Marwick LLP.
 23(c)        Consent of Peter C. Buck, Esq. (included in Exhibit 5).
 24(a)        Copy of power of attorney authorizing Robert S. Lilien, and others to sign the Registration Statement on behalf of the Registrant and certain of its directors and officers.
 24(b)        Certified copy of resolution of the Board of Directors of the Registrant authorizing power of attorney.